True Drinks Announces Record First Quarter Results

IRVINE, CA – (Marketwire – May 16, 2017) – True Drinks Holdings, Inc. (OTC QB: TRUU), makers of AquaBall® Naturally Flavored Water, the healthiest children’s beverage on the market with no sugar, preservatives, calories, or artificial flavors, today announces its financial results for the first quarter of 2017.

Dan Kerker, Chief Financial Officer of True Drinks, commented, “The first quarter resulted in record first quarter revenue of over $1.5 million. This is a result of distribution gains for AquaBall at retail and the commencement of partnerships with distributors across the country. We look to build on this momentum heading into the second quarter. We have maintained gross margin in the high thirties, and we continue to work on making cost improvements to our packaging. Heading into the summer, we will continue to spend to promote AquaBall at our retailers and in our key markets.”

James Greco, Chief Executive Officer of True Drinks added, “2017 is off to a solid start with strong first quarter results which include record first quarter revenue and greatly improved operating margins. Our distribution network continues to grow and, with it, our retail presence. By the end of this month, AquaBall will be available in over 14,000 stores around the country. As a result, our sales volumes and velocity continue to grow by double-digit percentages far outstripping that of other children’s beverages.” Greco continued, “Health and wellness awareness has increased significantly, resulting in growing demand for beverages with little or no calories and natural ingredients. AquaBall is directly responsive to this need for children, and we plan to increase our offerings for this and other age groups.”

About True Drinks Holdings, Inc.
True Drinks Holdings, Inc., the holding company for True Drinks, Inc., is a healthy beverage provider which produces AquaBall® Naturally Flavored Water. AquaBall is a healthy alternative to the other products in the children’s beverage market. True Drinks has licensing agreements with Disney and Marvel for use of their characters on bottles of AquaBall®. AquaBall® is a naturally flavored, vitamin-enhanced, zero-calorie, preservative-free, dye-free, sugar-free alternative to juice and soda. AquaBall® is currently available in four flavors: fruit punch, grape, strawberry lemonade and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:
Investor Relations
True Drinks, Inc.
18662 MacArthur Blvd., Ste. 110
Irvine, CA 92612
ir@truedrinks.com
949-203-3500

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017 (unaudited)	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,675,197	$15,306
Accounts receivable, net	989,279	536,817
Inventory, net	792,931	318,912
Prepaid expenses and other current assets	389,075	127,258
Total Current Assets	3,846,482	998,293

Restricted Cash	209,622	209,570
Property and Equipment, net	9,731	11,064
Patents, net	220,000	250,000
Goodwill	3,474,502	3,474,502
Total Assets	$7,760,337	$4,943,429

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$2,400,668	$1,258,252
Debt	177,802	109,682
Derivative liabilities	96,707	5,792,572
Total Current Liabilities	2,675,177	7,160,506

Commitments and Contingencies (Note 7)

Stockholders’ Equity (Deficit):
Common Stock, $0.001 par value, 300,000,000 shares authorized, 200,317,230 and 119,402,009 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	200,317	119,402
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,292,870 and 1,292,870 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,293	1,293
Preferred Stock – Series C (liquidation preference $100 per share), $0.001 par value, 200,000 shares authorized, 106,704 and 109,352 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	107	109
Preferred Stock – Series D (liquidation preference $100 per share), $0.001 par value, 50,000 and 0 shares authorized, 35,250 and 0 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	35	-
Additional paid in capital	40,947,888	33,456,325
Accumulated deficit	(36,064,480)	(35,794,206)

Total Stockholders’ Equity (Deficit)	5,085,160	(2,217,077)

Total Liabilities and Stockholders’ Equity (Deficit)	$7,760,337	$4,943,429

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net Sales	$1,529,752	$583,298

Cost of Sales	973,613	733,411

Gross Profit (Loss)	556,139	(150,113)

Operating Expenses
Selling and marketing	1,583,531	1,068,913
General and administrative	1,417,908	1,068,350
Total operating expenses	3,001,439	2,137,263

Operating Loss	(2,445,300)	(2,287,376)

Other Income (Expense)
Change in fair value of derivative liabilities	2,243,518	1,139,365
Interest expense	(20,538)	(12,214)
Other expense	(47,954)	(18,923)
	2,175,026	1,108,228

NET LOSS	(270,274)	(1,179,148)

Declared dividends on Preferred Stock	64,644	66,626

Net loss attributable to common stockholders	$(334,918)	$(1,245,774)

Net loss per common share, basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding, basic and diluted	146,976,287	112,219,264

The accompanying notes are an integral part of these condensed consolidated financial statements.

TRUE DRINKS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(270,274)	$(1,179,148)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,333	657
Amortization	30,000	35,294
Provision for bad debt expense	8,030	140,152
Provision for inventory losses	-	110,000
Change in estimated fair value of derivative	(2,243,518)	(1,139,365)
Fair value of stock issued for services	360,500	18,000
Stock based compensation	83,227	61,555
Change in operating assets and liabilities:
Accounts receivable	(460,491)	1,470,994
Inventory	(474,019)	(51,614)
Prepaid expenses and other current assets	(261,817)	(201,063)
Accounts payable and accrued expenses	1,143,852	(141,493)
Net cash used in operating activities	(2,083,177)	(876,031)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	(52)	(53)
Net cash used in investing activities	(52)	(53)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from warrants exercised for cash	-	30,000
Proceeds from issuance of Series C Preferred Stock	-	1,000,000
Proceeds from issuance of Series D Preferred Stock	3,675,000	-
Net borrowings on line-of-credit facility	68,120
Repayments on debt	-	(403,778)
Net cash provided by financing activities	3,743,120	626,222

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,659,891	(249,862)

CASH AND CASH EQUIVALENTS- beginning of period	15,306	376,840

CASH AND CASH EQUIVALENTS- end of period	$1,675,197	$126,978

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$20,538	$13,119
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$2,766	$698
Conversion of notes payable and accrued interest to Series C preferred stock	$-	$500,000
Dividend paid in common stock	$66,080	$68,441
Dividends declared but unpaid	$64,644	$66,626
Warrants issued in connection with Series C Preferred Offering	$-	$303,043
Warrants issued in connection with Series D Preferred Offering	$2,262,334	$-
Warrants issued for services	$29,000	$-
Warrants exchanged for common stock	$5,743,681	$-

 The accompanying notes are an integral part of these condensed consolidated financial statements.